Editorial Contacts	EXHIBIT 99.1

NEWS RELEASE

HP Reports First Quarter 2010 Results

	—	First quarter net revenue of $31.2 billion, up 8%, or $2.4 billion, from a year earlier

	—	First quarter GAAP operating profit up 20% to $3.0 billion; GAAP diluted earnings per share of $0.96, up 28% from $0.75 a year earlier

	—	First quarter non-GAAP operating profit up 13% to $3.5 billion; non-GAAP diluted earnings per share of $1.10, up 18% from $0.93 a year earlier

	—	Double-digit year-over-year growth in printers, industry standard servers and PCs

	—	Cash flow from operations of $2.4 billion, up 114%, or $1.3 billion from the prior year

	—	Raises full-year outlook
David Shane, HP +1 650 857 3859 corpmediarelations@hp.com Gina Giamanco, HP +1 650 857 7582 corpmediarelations@hp.com Mylene Mangalindan, HP +1 650 236 0005 corpmediarelations@hp.com
PALO ALTO, Calif., Feb. 17, 2010 – HP today announced financial results for its first fiscal quarter ended Jan. 31, 2010, with net revenue of $31.2 billion, up 8% from a year earlier and up 5% when adjusted for the effects of currency.

In the first quarter, GAAP diluted earnings per share (EPS) was $0.96, up from $0.75 in the prior-year period. Non-GAAP EPS was $1.10, up from $0.93 in the prior-year period. Non-GAAP financial information excludes after-tax costs of approximately $0.14 per share and $0.18 per share in the first quarter of fiscal 2010 and 2009, respectively, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

"HP is well-positioned to outperform the market," said Mark Hurd, HP chairman and chief executive officer. "The strength of our portfolio, leaner cost structure and accelerating market momentum give us the confidence to raise our full-year outlook."

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Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com
	Q1 FY10	Q1 FY09	Y/Y
Net revenue ($B)	$ 31.2	$ 28.8	8%
GAAP operating margin	9.6%	8.7%	0.9 pts
GAAP net earnings ($B)	$ 2.3	$ 1.9	25%
GAAP diluted EPS	$ 0.96	$ 0.75	28%
Non-GAAP operating margin	11.2%	10.8%	0.4 pts
Non-GAAP net earnings ($B)	$ 2.7	$ 2.3	17%
Non-GAAP diluted EPS	$ 1.10	$ 0.93	18%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

First quarter revenue was up 9% in the Americas to $13.6 billion. Revenue was up 1% in Europe, the Middle East and Africa and 26% in Asia Pacific to $12.1 billion and $5.4 billion, respectively. When adjusted for the effects of currency, revenue was up 7% in the Americas, down 1% in Europe, the Middle East and Africa and up 19% in Asia Pacific. Revenue from outside of the United States in the first quarter accounted for 65% of total HP revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) increasing 41% over the prior-year period while accounting for 10% of total HP revenue.

"Solid performance across the business and disciplined execution on our cost initiatives contributed to strong growth in cash flow and EPS," said Cathie Lesjak, HP executive vice president and chief financial officer. "We will continue to invest for growth and leverage our scale and global position to take advantage of an improving demand environment."

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $4.4 billion, up 11%. Industry Standard Server revenue increased 27% while Storage revenue declined 3% with the midrange EVA product line down 5%. Business Critical Systems revenue declined 22%, while ESS blade revenue was up 24%. Operating profit was $552 million, or 12.6% of revenue, up from $406 million, or 10.3% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue increased 4% to $6.2 billion. Supplies revenue was up 1%, up 4% in constant currency, while Commercial hardware revenue and Consumer hardware revenue increased 4% and 21%, respectively. Printer unit shipments increased 16%, with Commercial printer hardware units up 11% and Consumer printer hardware units up 18%. Operating profit was $1.1 billion, or 17.0% of revenue, versus $1.1 billion, or 18.5% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted a 26% increase in unit shipments and maintained the leading market share position in PCs worldwide. PSG revenue increased 20% to $10.6 billion. Notebook revenue for the quarter was up 25%, while Desktop revenue increased 16%. Commercial client revenue was up 16%, while Consumer client revenue increased 26%. Operating profit was $530 million, or 5.0% of revenue, up from $436 million, or 5.0% of revenue, in the prior-year period.

Services
Services revenue decreased 1% to $8.7 billion. Infrastructure Technology Outsourcing revenue increased 2% to $3.9 billion.  Technology Services revenue decreased 2% to $2.4 billion.  Application Services posted revenue of $1.5 billion and Business Process Outsourcing posted revenue of $734 million down 8% and 3%, respectively. Operating profit was $1.4 billion, or 15.8% of revenue, up from $1.1 billion, or 12.9% of revenue, in the prior-year period.

HP Software
HP Software revenue was flat at $878 million. Business Technology Optimization revenue decreased 1% and Other Software revenue increased 1%. Operating profit was $167 million, or 19.0% of revenue, up from $140 million, or 15.9% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) revenue increased 13% to $719 million. Financing volume increased 30%, and net portfolio assets increased 23%. Operating margin was 9.3% of revenue, up from 6.4% in the prior-year period.

Asset management
HP generated $2.4 billion in cash flow from operations for the first quarter. Inventory ended the quarter at $6.6 billion, down 6 days. Accounts receivable of $14.5 billion was down 4 days. Accounts payable ended the quarter at $13.6 billion, up 3 days. HP’s dividend payment of $0.08 per share in the first quarter resulted in cash usage of $189 million. HP also utilized $2.7 billion of cash during the quarter to repurchase approximately 54 million shares of common stock in the open market. HP exited the quarter with $13.7 billion in gross cash.

Outlook
For the second quarter of fiscal 2010, HP expects revenue of approximately $29.4 billion to $29.7 billion, GAAP diluted EPS in the range of $0.89 to $0.91, and non-GAAP diluted EPS in the range of $1.03 to $1.05. Second quarter fiscal 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.14 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

HP estimates full year fiscal 2010 revenue will be approximately $121.5 billion to $122.5 billion, up from its previous estimate of $118.0 billion to $119.0 billion. HP expects full year fiscal 2010 GAAP diluted EPS to be in the range of $3.79 to $3.86, up from its previous estimate of $3.65 to $3.75, and non-GAAP diluted EPS to be in the range of $4.37 to $4.44, up from its previous estimate of $4.25 to $4.35. Full year fiscal 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.58 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

These estimates for both the second quarter and full year fiscal 2010 do not reflect the potential impact of the proposed acquisition of 3Com Corporation that HP announced on Nov. 11, 2009.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q1 FY10 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q12010webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. As the world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and HP’s other filings with the Securities and Exchange Commission.  As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended January 31, 2010. In particular, determining HP’s actual tax balances and provisions as of January 31, 2010 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.
The only warranties for HP products and services are set forth inn the express warranty statements accompanying such products and services. Nothing herein should be constructed as constructing an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2010	October 31, 2009	January 31, 2009

Net revenue	$31,177	$30,777	$28,807

Costs and expenses(a):
Cost of sales	24,062	23,475	22,073
Research and development	681	704	732
Selling, general and administrative	2,932	2,966	2,893
Amortization of purchased intangible assets	330	400	412
In-process research and development charges	-	1	6
Restructuring charges	131	38	146
Acquisition-related charges	38	60	48
Total costs and expenses	28,174	27,644	26,310

Earnings from operations	3,003	3,133	2,497

Interest and other, net	(87)	(132)	(232)

Earnings before taxes	2,916	3,001	2,265

Provision for taxes(b)	593	589	409

Net earnings	$2,323	$2,412	$1,856

Net earnings per share:
Basic	$0.99	$1.02	$0.77
Diluted	$0.96	$0.99	$0.75

Cash dividends declared per share	$0.16	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,358	2,366	2,410
Diluted	2,427	2,433	2,464

(a) Stock-based compensation expense was as follows:
Cost of sales	$47	$37	$52
Research and development	14	10	17
Selling, general and administrative	119	86	85
Acquisition-related charges	1	1	6
Total costs and expenses	$181	$134	$160

(b) Tax benefit from stock-based compensation	$(58)	$(41)	$(48)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended January 31, 2010	Diluted earnings per share	Three months ended October 31, 2009	Diluted earnings per share	Three months ended January 31, 2009	Diluted earnings per share

GAAP net earnings	$2,323	$0.96	$2,412	$0.99	$1,856	$0.75

Non-GAAP adjustments:
Amortization of purchased intangible assets	330	0.14	400	0.16	412	0.17
In-process research and development charges	-	-	1	-	6	-
Restructuring charges	131	0.05	38	0.02	146	0.06
Acquisition-related charges	38	0.01	60	0.03	48	0.02
Adjustments for taxes	(155)	(0.06)	(147)	(0.06)	(181)	(0.07)

Non-GAAP net earnings	$2,667	$1.10	$2,764	$1.14	$2,287	$0.93

GAAP earnings from operations	$3,003		$3,133		$2,497

Non-GAAP adjustments:
Amortization of purchased intangible assets	330		400		412
In-process research and development charges	-		1		6
Restructuring charges	131		38		146
Acquisition-related charges	38		60		48
Non-GAAP earnings from operations	$3,502		$3,632		$3,109

GAAP operating margin	10%		10%		9%
Non-GAAP adjustments	1%		2%		2%

Non-GAAP operating margin	11%		12%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2010	October 31, 2009
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$13,547	$13,279
Short-term investments	60	55
Accounts receivable	14,503	16,537
Financing receivables	2,765	2,675
Inventory	6,630	6,128
Other current assets	14,192	13,865

Total current assets	51,697	52,539

Property, plant and equipment	11,164	11,262

Long-term financing receivables and other assets	11,423	11,289

Goodwill and purchased intangible assets	39,334	39,709

Total assets	$113,618	$114,799

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$1,862	$1,850
Accounts payable	13,557	14,809
Employee compensation and benefits	3,038	4,071
Taxes on earnings	1,014	910
Deferred revenue	6,412	6,182
Other accrued liabilities	14,909	15,181

Total current liabilities	40,792	43,003

Long-term debt	14,009	13,980
Other liabilities	16,853	17,052	(a)

Stockholders' equity
HP Stockholders' equity	41,701	40,517
Noncontrolling interests	263	247	(a)
Total stockholders' equity	41,964	40,764

Total liabilities and stockholders' equity	$113,618	$114,799

(a) Reflects the adoption of the accounting standard related to noncontrolling interests in consolidated financial statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended
	January 31, 2010	January 31, 2009

Cash flows from operating activities:
Net earnings	$2,323	$1,856
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,162	1,214
Stock-based compensation expense	181	160
Provision for bad debt and inventory	92	168
In-process research and development charges	-	6
Restructuring charges	131	146
Deferred taxes on earnings	(184)	(63)
Excess tax benefit from stock-based compensation	(128)	(13)
Other, net	87	3

Changes in assets and liabilities:
Accounts and financing receivables	1,875	1,780
Inventory	(543)	156
Accounts payable	(1,268)	(3,089)
Taxes on earnings	510	263
Restructuring	(400)	(209)
Other assets and liabilities	(1,431)	(1,252)
Net cash provided by operating activities	2,407	1,126

Cash flows from investing activities:
Investment in property, plant and equipment	(821)	(816)
Proceeds from sale of property, plant and equipment	112	152
Purchases of available-for-sale securities and other investments	(9)	-
Maturities and sales of available-for-sale securities and other investments	-	46
Payments made in connection with business acquisitions, net	7	(345)
Net cash used in investing activities	(711)	(963)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	78	57
Issuance of debt	29	2,004
Payment of debt	(80)	(69)
Issuance of common stock under employee stock plans	1,319	299
Repurchase of common stock	(2,713)	(1,238)
Excess tax benefit from stock-based compensation	128	13
Dividends	(189)	(193)
Net cash (used in) provided by financing activities	(1,428)	873

Increase in cash and cash equivalents	268	1,036
Cash and cash equivalents at beginning of period	13,279	10,153
Cash and cash equivalents at end of period	$13,547	$11,189

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2010	October 31, 2009	January 31, 2009 (a)

Net revenue:

Services	$8,651	$8,926	$8,747
Enterprise Storage and Servers	4,391	4,218	3,949
HP Software	878	967	878
HP Enterprise Business	13,920	14,111	13,574
Personal Systems Group	10,584	9,862	8,792
Imaging and Printing Group	6,206	6,454	5,981
HP Financial Services	719	726	636
Corporate Investments	236	191	196
Total Segments	31,665	31,344	29,179
Eliminations of intersegment net revenue and other	(488)	(567)	(372)

Total HP Consolidated	$31,177	$30,777	$28,807

Earnings from operations:

Services	$1,364	$1,444	$1,124
Enterprise Storage and Servers	552	481	406
HP Software	167	234	140
HP Enterprise Business	2,083	2,159	1,670
Personal Systems Group	530	460	436
Imaging and Printing Group	1,054	1,171	1,105
HP Financial Services	67	66	41
Corporate Investments	19	(8)	(19)
Total Segments	3,753	3,848	3,233

Corporate and unallocated costs and eliminations	(88)	(100)	24
Unallocated costs related to stock-based compensation expense	(163)	(116)	(148)
Amortization of purchased intangible assets	(330)	(400)	(412)
In-process research and development charges	-	(1)	(6)
Restructuring charges	(131)	(38)	(146)
Acquisition-related charges	(38)	(60)	(48)
Interest and other, net	(87)	(132)	(232)

Total HP Consolidated Earnings Before Taxes	$2,916	$3,001	$2,265

(a) As a result of HP’s adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2010	October 31, 2009(a)	January 31, 2009(a)(b)

Net revenue:

Infrastructure Technology Outsourcing	$3,933	$4,043	$3,843
Technology Services	2,406	2,459	2,453
Application Services	1,509	1,579	1,632
Business Process Outsourcing	734	785	754
Other	69	60	65
Services	8,651	8,926	8,747
Industry Standard Servers	2,946	2,669	2,322
Storage	889	918	913
Business Critical Systems	556	631	714
Enterprise Storage and Servers	4,391	4,218	3,949
Business Technology Optimization	591	660	594
Other Software	287	307	284
HP Software	878	967	878
HP Enterprise Business	13,920	14,111	13,574
Notebooks	6,125	5,794	4,907
Desktops	3,840	3,481	3,308
Workstations	375	342	333
Handhelds	25	36	57
Other	219	209	187
Personal Systems Group	10,584	9,862	8,792
Supplies	4,081	4,430	4,050
Commercial Hardware	1,291	1,261	1,239
Consumer Hardware	834	763	692
Imaging and Printing Group	6,206	6,454	5,981
HP Financial Services	719	726	636
Corporate Investments	236	191	196
Total Segments	31,665	31,344	29,179

Eliminations of intersegment net revenue and other	(488)	(567)	(372)

Total HP Consolidated	$31,177	$30,777	$28,807

(a)  Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment. There was no impact to the previously reported segment financial results.

(b) As a result of HP’s adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2010	October 31, 2009	January 31, 2009

Numerator:
Net earnings	$2,323	$2,412	$1,856

Denominator:
Weighted-average shares used to compute basic EPS	2,358	2,366	2,410
Dilutive effect of employee stock plans	69	67	54
Weighted-average shares used to compute diluted EPS	2,427	2,433	2,464

Net earnings per share:
Basic(a)	$0.99	$1.02	$0.77
Diluted(b)	$0.96	$0.99	$0.75

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock awards.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2010	October 31, 2009	January 31, 2009

Numerator:
Non-GAAP net earnings	$2,667	$2,764	$2,287

Denominator:
Weighted-average shares used to compute basic EPS	2,358	2,366	2,410
Dilutive effect of employee stock plans	69	67	54
Weighted-average shares used to compute diluted EPS	2,427	2,433	2,464

Non-GAAP net earnings per share:
Basic(a)	$1.13	$1.17	$0.95
Diluted(b)	$1.10	$1.14	$0.93

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock awards.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•
Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•
In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

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Beginning in the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.